Exhibit 99.1

NEW FRONTIER MEDIA FILES FEDERAL LAWSUIT AGAINST

HOSKEN CONSOLIDATED INVESTMENTS, LONGKLOOF LIMITED, MARCEL GOLDING,

ADAM ROTHSTEIN AND VARIOUS ASSOCIATED PERSONS

SEEKS DECLARATORY AND INJUNCTIVE RELIEF AND ALLEGES

VIOLATIONS OF U.S. FEDERAL SECURITIES LAWS

BOULDER, Colo., May 31, 2012 — New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today announced that it has filed a lawsuit in the United States District Court for the District of Colorado against the publicly-traded South African conglomerate, Hosken Consolidated Investments Limited (Johannesburg Stock Exchange: HCI), its’ Executive Chairman Marcel Golding, Longkloof Limited, Mile End Limited, Sabido Investments, Adam Rothstein, Eric Doctorow, Mahomed Khalik Ismail Sheriff, Willem Deon Nel, and Barbara Wall alleging violations of the U.S. federal securities laws. In the complaint, New Frontier Media alleges that Hosken, Longkloof, Marcel Golding, Adam Rothstein and the other defendants have been acting as a “group” in connection with their involvement in a hostile takeover offer for the Company and a threatened proxy contest against the Company. The suit alleges that the defendants violated Section 13(d) of the Securities Exchange Act of 1934 by not properly reporting their identity and activities as a “group,” including that they have failed to disclose that their efforts to acquire control of the Company, whether through a hostile takeover offer or a proxy contest for control of the Company’s Board, are being directed and coordinated by Adam Rothstein. The suit also alleges that the purported notice of director nominations provided to New Frontier Media by a Hosken affiliate does not comply with the advance notice of nomination requirements contained in the Company’s Amended and Restated Bylaws since it does not disclose Adam Rothstein’s involvement in the threatened proxy contest or provide any of the disclosures required by the Bylaws to be made with respect to Adam Rothstein. The suit seeks declaratory and injunctive relief.

As previously announced earlier this month, New Frontier Media has received a purported notice of nomination from a Hosken affiliate that it intends to nominate four individuals, including two employees of a Hosken affiliate, for election to the New Frontier Media Board of Directors at the Company’s 2012 Annual Meeting of Shareholders. The notice was received by the Company on April 26, 2012, with only one day remaining before the closing of the advance notice period on April 27, 2012, which period is determined by the Bylaws. At the time, New Frontier Media indicated that it was continuing to review the notice to determine whether the notice complies with New Frontier Media’s Bylaws and applicable law.

New Frontier Media believes that the defendants’ threatened proxy contest, together with its numerous inflammatory statements attacking the Company, is an attempt to pressure the Company to pre-empt its on-going process for reviewing strategic alternatives, give favorable consideration to the Hosken / Rothstein group’s unsolicited, non-binding, conditional acquisition proposal and, accordingly, further the self-interested agenda of the Hosken / Rothstein group to gain control of New Frontier Media.

Since receiving the purported notice of nomination, the Special Committee of independent directors that is overseeing the review of strategic alternatives available for the Company has been, with the assistance of its counsel, reviewing the purported notice of nomination against the requirements of New Frontier Media’s Bylaws. As a result of such review, the Special Committee believes that the purported notice does not comply with the Bylaws and that it is necessary and appropriate, due to the significant potential for uncertainty and confusion and the need for the Company to incur substantial expenses to plan for a proxy contest, to have this promptly confirmed with a judicial determination.

The Special Committee also issued the following statement regarding the lawsuit filed in federal court:

“The Special Committee believes that Hosken, Rothstein, Golding and the other members of their group have not been forthright in their communications with our shareholders. The Special Committee is fully committed to protecting the interests of all New Frontier Media shareholders and we intend to aggressively pursue this legal action to protect our shareholders.

The Special Committee also believes that a prompt determination whether Hosken’s purported notice of nominations has been validly made is necessary to avoid the unnecessary and substantial expense and confusion that will otherwise be involved in planning for a proxy contest at the 2012 Annual Meeting, preparing the applicable documents required by the U.S. Securities and Exchange Commission in connection with a proxy contest at the 2012 Annual Meeting and holding the 2012 Annual Meeting. The Special Committee also believes that the pendency of the proxy contest has the potential to chill the interest of some potential buyers and will interfere with the Special Committee’s goal of maximizing value for all shareholders of the Company.

We remain very disappointed that the Hosken / Rothstein group has made it abundantly clear that it is unwilling to participate on an equal footing with all other bidders in the Special Committee’s process for maximizing shareholder value and, instead, has chosen to launch a costly, disruptive and distracting proxy contest to place four of their hand-picked candidates on the New Frontier Media’s six-member Board in an apparent attempt to obtain control of the Company. Their recent actions, including their refusal to execute our form of bidder confidentiality agreement, their inflammatory press releases and their refusal to withdraw their costly, disruptive and distracting proxy contest, make clear that, rather than constructively engaging with the Special Committee and accepting our invitation to participate in our process to maximize shareholder value on an equal footing with all other bidders, the Hosken / Rothstein group is attempting to pressure the Special Committee to pre-empt its process and grant the Hosken / Rothstein group’s unsolicited, non-binding, conditional acquisition proposal preferential treatment, even if such treatment would deprive other New Frontier Media shareholders of the opportunity to obtain maximum value for their shares.

However, the Special Committee and the other members of the New Frontier Media Board will not be distracted from acting in the best interests of, and maximizing value for, all shareholders. We will also not be deterred from our goal of providing a level playing field for all potential buyers of the Company. Our Board would prefer to avoid a costly and disruptive proxy contest and focus our full attention on realizing New Frontier Media’s significant potential. However, we will not stand idly by while the Hosken / Rothstein group pursues their own self-interested agenda to gain control of New Frontier Media.”

In connection with New Frontier Media’s lawsuit filed today in the U.S. District Court for the District of Colorado against Hosken, Rothstein, Golding and the other defendants named therein, the Special Committee is being assisted by its legal advisor, Alston & Bird LLP.

Important Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2012 Annual Meeting of Shareholders of New Frontier Media, Inc.  New Frontier Media and its directors and certain executive officers are deemed participants in the solicitation of proxies from the shareholders of New Frontier Media in connection with the 2012 Annual Meeting. New Frontier Media plans to make a preliminary filing with the Securities and Exchange Commission, or SEC, of a proxy statement and an accompanying proxy card relating to the 2012 Annual Meeting. Information regarding the interests of such participants will be included in the preliminary proxy statement. NEW FRONTIER MEDIA STRONGLY URGES INVESTORS TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER PROXY MATERIALS THAT NEW FRONTIER MEDIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Preliminary Proxy Statement and any other documents filed by New Frontier Media with the SEC in connection with the 2012 Annual Meeting at the SEC’s website at http://www.sec.gov and New Frontier Media’s website at http://www.noof.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the review by New Frontier Media’s Special Committee of independent directors of potential strategic alternatives, the timing of such review, and the outcome of such review.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in New Frontier Media’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q, or in information disclosed in public conference calls, the date and time of which are released in advance. New Frontier Media is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

About New Frontier Media, Inc.

New Frontier Media is a provider of transactional television services and a distributor of general motion picture entertainment. Our Transactional TV segment distributes adult content to cable and satellite providers who then distribute the content to retail consumers via video on demand and pay per view technology. Programming originates from our state of the art digital broadcast infrastructure in Boulder, Colorado.  We obtain our programming primarily by licensing content distribution rights from movie studios, and we distribute new and unique programming in order to provide consumers with an exceptional viewing experience.

Our Film Production segment is a distributor of mainstream and erotic films.  The films are distributed to cable and satellite operators, premium movie channel providers and other content distributors.  We act as a sales agent for mainstream films and produce erotic films.  The segment also periodically provides contract film production services to major Hollywood studios.

We are headquartered in Boulder, Colorado, and our common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, and please visit our web site at www.noof.com.

Company Contact:

Grant Williams

Chief Financial Officer

(303) 444-0900 x 2185

gwilliams@noof.com